                                                                    EXHIBIT 99.1

                                                         [TC PIPELINES, LP LOGO]

--------------------------------------------------------------------------------
Media Inquiries:                        Glenn Herchak/Hejdi Feick (403) 920-7877
Unitholder and Analyst Inquiries:       David Moneta/Debbie Stein (877) 290-2772


News Release

              TC PipeLines, LP Announces 2003 Third Quarter Results

CALGARY, Alberta - October 24, 2003 - (Nasdaq: TCLP) - TC PipeLines, LP (the Partnership) today reported third quarter 2003 net income of $12.0 million or $0.65 per unit (all amounts in U.S. dollars) compared to $12.5 million or $0.68 per unit in third quarter 2002. For the nine months ended September 30, 2003, the Partnership reported net income of $35.9 million or $1.97 per unit compared to $36.6 million or $2.01 per unit for the same period last year.

The Partnership's third quarter 2003 cash generated from operations amounted to $12.8 million, compared to third quarter 2002 cash generated from operations of $13.4 million. For the nine months ended September 30, 2003, cash generated from operations amounted to $37.2 million compared to $38.6 million for the same period last year. The decrease in 2003 cash generated from operations reflects lower cash flows from Northern Border Pipeline Company, due to higher electricity costs as well as refunds paid by Northern Border Pipeline to its shippers for electricity costs that had been previously collected through company use gas provisions. The impact of this decrease was partially offset by increased cash flows from Tuscarora Gas Transmission Company resulting from the 2002 expansion.

"This has been another good quarter for the Partnership," said Ron Turner, President and Chief Executive Officer of the general partner, TC PipeLines GP, Inc. "We are pleased that our assets continue to generate the kind of stable and consistent cash flows our unitholders have come to expect from TC PipeLines."

On October 21, 2003, the Partnership announced its third quarter cash distribution in the amount of $0.55 per unit.


FINANCIAL HIGHLIGHTS

(unaudited)                                         THREE MONTHS ENDED           NINE MONTHS ENDED
(millions of U.S. dollars,                                SEPTEMBER 30                SEPTEMBER 30
except per unit amounts)
------------------------------------------- --------------------------    ------------------------
                                                    2003         2002            2003        2002
                                            ------------- ------------    ------------ -----------
Net Income                                          12.0         12.5            35.9        36.6

     Per unit (1)                                  $0.65        $0.68           $1.97       $2.01

Cash Generated from Operations                      12.8         13.4            37.2        38.6

Cash Distributions Paid                             10.1          9.6            29.3        27.7

Cash Distributions Declared per Unit (2)           $0.55       $0.525          $1.625      $1.550

Units Outstanding (millions)                        17.5         17.5            17.5        17.5

(1) Net Income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.

(2) The Partnership's 2003 third quarter cash distribution will be paid on November 14, 2003 to unitholders of record as of October 31, 2003.


NET INCOME

The Partnership reported third quarter 2003 net income of $12.0 million or $0.65 per unit compared to $12.5 million or $0.68 per unit in third quarter 2002.

Equity income from Northern Border Pipeline amounted to $11.2 million in third quarter 2003 compared to $11.8 million for third quarter 2002. Consistent with prior quarters, Northern Border Pipeline incurred higher expenses related to electricity costs in third quarter 2003 compared to the same period last year. This increase in expenses was partially offset by lower interest expense in third quarter 2003 compared to the same period last year primarily due to lower average interest rates.

Equity income from Tuscarora amounted to $1.3 million in third quarter 2003 compared to $1.2 million for third quarter 2002. The increase was primarily due to incremental revenues from Tuscarora's expansion facilities, partially offset by increased operations and maintenance expenses and depreciation expense related to the new facilities.

The Partnership's third quarter 2003 general and administrative expenses were $0.5 million compared to $0.4 million for third quarter 2002. Financial charges of less than $0.1 million for third quarter 2003 were slightly lower than the same period last year primarily due to lower long-term debt balances.


CASH FLOW

The Partnership reported third quarter cash generated from operations of $12.8 million compared to $13.4 million for third quarter 2002, reflecting a $1.0 million decrease in the cash distribution from Northern Border Pipeline, partially offset by a $0.5 million increase in the cash distribution from Tuscarora. In third quarter 2003, the Partnership received a cash distribution from Northern Border Pipeline amounting to $11.6 million compared to $12.6 million for third quarter 2002. The decrease is primarily due to higher electricity costs incurred by Northern Border Pipeline during third quarter 2003. The Partnership also received a cash distribution from Tuscarora in third quarter 2003 amounting to $1.6 million compared to $1.1 million for third quarter 2002. The increase reflects Tuscarora's incremental cash inflows from new transportation contracts, including those related to Tuscarora's expansion facilities.

During third quarter 2003, the Partnership paid an aggregate $10.1 million of cash distributions to unitholders and its general partner, compared to $9.6 million in third quarter 2002. This cash distribution, on a per unit basis, represents $0.55 per unit in third quarter 2003, as compared to $0.525 per unit in third quarter 2002, as well as the general partner interest including incentive distributions. Also, in third quarter 2003, the Partnership made a cash contribution of $0.8 million to Tuscarora related to their expansion.


CONFERENCE CALL

The Partnership will hold a conference call Friday, October 24, 2003 at 10:00 a.m. (eastern). During this call, TC PipeLines, LP's senior executives will review the Partnership's third quarter 2003 results and discuss general developments and issues concerning the Partnership. Those interested in listening to the call may dial (800) 273-9672. A replay of the conference call will also be available two hours after the conclusion of the call until midnight, October 31, 2003 by dialing (800) 408-3053 then entering passcode 1487818.

A live web cast of the conference call will also be available through the Partnership's Internet site at www.tcpipelineslp.com. An audio replay of the call will be maintained on the website.

TC PipeLines, LP owns a 30% general partner interest in Northern Border Pipeline Company and a 49% general partner interest in Tuscarora Gas Transmission Company. The remaining 70% general partner interest in Northern Border Pipeline is owned by Northern Border Partners, L.P., a publicly traded master limited partnership controlled by affiliates of Enron Corp. Northern Border Pipeline owns a 1,249-mile United States interstate pipeline system that transports natural gas from the Montana-Saskatchewan border to markets in the midwestern United States. Tuscarora owns a 240-mile United States interstate pipeline system that transports natural gas from Oregon, where it interconnects with facilities of Gas Transmission Northwest Corporation, to northern Nevada. TC PipeLines, LP's general partner is a wholly owned subsidiary of TransCanada PipeLines Limited, which also holds a minority general partner interest in Northern Border Partners, L.P. Common units of TC PipeLines, LP are quoted on the Nasdaq Stock Market and trade under the symbol "TCLP". For more information about TC PipeLines, LP, visit the Partnership's Internet site at www.tcpipelineslp.com.


                                     - 30 -



CAUTIONARY STATEMENT REGARDING FORWARD LOOKING INFORMATION

This news release includes forward-looking statements regarding future events and the future financial performance of TC PipeLines, LP. Words such as "believes", "expects", "intends", "forecasts", "projects", and similar expressions, identify forward-looking statements within the meaning of the Securities Litigation Reform Act. All forward-looking statements are based on the Partnership's current beliefs as well as assumptions made by and information currently available to the Partnership. These statements reflect the Partnership's current views with respect to future events. Important factors that could cause actual results to materially differ from the Partnership's current expectations include regulatory decisions, particularly those of the Federal Energy Regulatory Commission, majority control of the Northern Border Pipeline management committee by affiliates of Enron Corp., which has filed for bankruptcy protection, the failure of a shipper on either one of the Partnership's pipelines to perform its contractual obligations, cost of acquisitions, future demand for natural gas, overcapacity in the industry, and other risks inherent in the transportation of natural gas as discussed in the Partnership's filings with the Securities and Exchange Commission, including the Partnership's Annual Report on Form 10-K for the year ended December 31, 2002.

                                                 TC PIPELINES, LP
                                               FINANCIAL HIGHLIGHTS

STATEMENT OF INCOME

                                                                         THREE MONTHS ENDED              NINE MONTHS ENDED
(unaudited)                                                                    SEPTEMBER 30                   SEPTEMBER 30
(millions of U.S. dollars, except per unit amounts)                       2003         2002             2003          2002
---------------------------------------------------------------------------------------------  -----------------------------
Equity Income from Investment in
  Northern Border Pipeline Company (1)                                     11.2         11.8            33.5           34.6
Equity Income from Investment in
  Tuscarora Gas Transmission Company (2)                                    1.3          1.2             3.8            3.3
General and Administrative Expenses                                        (0.5)        (0.4)           (1.3)          (1.1)
Financial Charges                                                           -           (0.1)           (0.1)          (0.2)
                                                                 ----------------------------  -----------------------------
NET INCOME                                                                 12.0         12.5            35.9           36.6
                                                                 ----------------------------  -----------------------------
                                                                 ----------------------------  -----------------------------

NET INCOME PER UNIT (3)                                                   $0.65        $0.68           $1.97          $2.01
                                                                 ----------------------------  -----------------------------
                                                                 ----------------------------  -----------------------------

UNITS OUTSTANDING (MILLIONS)                                               17.5         17.5            17.5           17.5
                                                                 ----------------------------  -----------------------------
                                                                 ----------------------------  -----------------------------


BALANCE SHEET

                                                                           SEPTEMBER 30, 2003             December 31, 2002
(millions of U.S. dollars)                                                        (unaudited)                     (audited)
----------------------------------------------------------------------------------------------   ---------------------------
ASSETS
Cash                                                                                      4.2                           6.4
Investment in Northern Border Pipeline Company (1)                                      242.1                         242.9
Investment in Tuscarora Gas Transmission Company (2)                                     39.9                          36.7
                                                                 -----------------------------   ---------------------------
                                                                                        286.2                         286.0
                                                                 -----------------------------   ---------------------------
                                                                 -----------------------------   ---------------------------

LIABILITIES AND PARTNERS' EQUITY

Current Liabilities                                                                       0.6                           0.6
Current Portion of Long-Term Debt                                                         5.5                           -
Long-Term Debt                                                                            -                            11.5
Partners' Equity                                                                        280.1                         273.9
                                                                 -----------------------------   ---------------------------
                                                                                        286.2                         286.0
                                                                 -----------------------------   ---------------------------
                                                                 -----------------------------   ---------------------------


CASH FLOW INFORMATION

                                                                           THREE MONTHS ENDED             NINE MONTHS ENDED
                                                                                 SEPTEMBER 30                  SEPTEMBER 30
(unaudited) (millions of U.S. dollars)                                    2003          2002           2003           2002
----------------------------------------------------------------------------------------------------------------------------
Cash Generated from Operations
  Distributions Received from Equity Investments                          11.6           12.6           33.9          36.6
     Northern Border Pipeline Company                                      1.6            1.1            4.7           3.3
     Tuscarora Gas Transmission Company
  Other                                                                   (0.4)          (0.3)          (1.4)         (1.3)
                                                                ------------------------------ -----------------------------
Cash Generated from Operations                                            12.8           13.4           37.2          38.6
Investment in Tuscarora Gas Transmission Company                          (0.8)          (4.5)          (4.1)         (4.5)
Distributions Paid                                                       (10.1)          (9.6)         (29.3)        (27.7)
Repayment of Long-Term Debt                                                -               -            (6.0)        (10.0)
                                                                ------------------------------ -----------------------------
Increase / (Decrease) In Cash                                              1.9           (0.7)          (2.2)         (3.6)
                                                                ------------------------------ -----------------------------
                                                                ------------------------------ -----------------------------

(1) NORTHERN BORDER PIPELINE COMPANY

    TC PipeLines, LP holds a 30% general partner interest in Northern Border Pipeline Company. Summarized operating and financial information of Northern Border Pipeline for the three and nine months ended September 30, 2003 and 2002 and as at September 30, 2003 and December 31, 2002 is as follows:


                                                                   THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                         SEPTEMBER 30              SEPTEMBER 30
    (unaudited)                                                    2003         2002          2003        2002
    ----------------------------------------------------------------------------------  ------------------------
    OPERATING RESULTS
    Gas Delivered (million cubic feet)                           213,369      212,487       634,517     625,094
    Average Throughput (million cubic feet per day)                2,384        2,387         2,391       2,360

    FINANCIAL RESULTS (millions of U.S. dollars)
    Operating Revenue                                               81.2         81.6         241.7       239.9
    Operating Expenses
        Operations and Maintenance                                  11.0          7.5          30.3        21.9
        Depreciation and Amortization                               14.4         14.5          43.3        43.5
        Taxes other than Income                                      7.7          7.7          22.5        20.7
                                                             -------------------------  ------------------------
    Total Operating Expenses                                        33.1         29.7          96.1        86.1
                                                             -------------------------  ------------------------
    Operating Income                                                48.1         51.9         145.6       153.8
    Interest Expense, Net                                          (11.0)       (13.2)        (34.4)      (39.9)
    Other Income                                                     0.1          0.5           0.4         1.5
                                                             -------------------------  ------------------------
    Net Income                                                      37.2         39.2         111.6       115.4
                                                             -------------------------  ------------------------
                                                             -------------------------  ------------------------

    CAPITAL EXPENDITURES (millions of U.S. dollars)
    Maintenance                                                      1.3          3.2          3.4          5.9
    Growth                                                           0.4          0.3          0.4          0.8



                                                                    SEPTEMBER 30, 2003          December 31, 2002
     SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                 (unaudited)                  (audited)
                                                              -------------------------  ------------------------
     Total Assets                                                              1,684.5                   1,740.0
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

     Other Current Liabilities and
          Reserves and Deferred Credits                                           58.6                      81.3
     Long-Term Debt (including current maturities)                               818.8                     848.9
     Partners' Capital                                                           801.5                     803.0
     Accumulated Other Comprehensive Income                                        5.6                       6.8
                                                              -------------------------  ------------------------
     Total Liabilities and Partners' Equity                                    1,684.5                   1,740.0
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

(2) TUSCARORA GAS TRANSMISSION COMPANY

    TC PipeLines, LP holds a 49% general partner interest in Tuscarora Gas Transmission Company. Summarized operating and financial information of Tuscarora for the three and nine months ended September 30, 2003 and 2002 and as at September 30, 2003 and December 31, 2002 is as follows:

                                                                  THREE MONTHS ENDED         NINE MONTHS ENDED
                                                                        SEPTEMBER 30              SEPTEMBER 30
    (unaudited)                                                    2003         2002          2003        2002
    ----------------------------------------------------------------------------------  ------------------------
    OPERATING RESULTS
    Gas Delivered (million cubic feet)                            5,517        2,871        14,401      14,086
    Average Throughput (million cubic feet per day)                  60           31            53          52

    FINANCIAL RESULTS (millions of U.S. dollars)
    Operating Revenue                                               7.3          5.6          22.0        16.8
    Operating Expenses
        Operations, Maintenance & Administrative                    1.0          0.3           2.8         1.2
        Depreciation and Amortization                               1.6          1.2           4.8         3.5
        Taxes other than Income                                     0.3          0.3           1.0         0.8
                                                             -------------------------  ------------------------
    Total Operating Expenses                                        2.9          1.8           8.6         5.5
                                                             -------------------------  ------------------------
    Operating Income                                                4.4          3.8          13.4        11.3
    Interest Expense, Net                                          (1.6)        (1.3)         (4.9)       (4.4)
    Other Income                                                    -            0.2           -           0.5
                                                             -------------------------  ------------------------
    Net Income                                                      2.8          2.7           8.5         7.4
                                                             -------------------------  ------------------------
                                                             -------------------------  ------------------------

    CAPITAL EXPENDITURES (millions of U.S. dollars)
    Maintenance                                                       -            -             -         0.2
    Growth                                                          0.3         15.1           0.9        25.4


                                                                    SEPTEMBER 30, 2003         December 31, 2002
    SUMMARY BALANCE SHEET DATA (millions of U.S. dollars)                  (unaudited)                 (audited)
                                                              -------------------------  ------------------------
    Total Assets                                                                152.8                     154.5
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------
    Other Current Liabilities and
         Reserves and Deferred Credits                                            3.3                       9.9
    Long-Term Debt (including current maturities)                                87.7                      90.0
    Partners' Capital                                                            61.8                      54.2
    Accumulated Other Comprehensive Income                                        -                         0.4
                                                              -------------------------  ------------------------
    Total Liabilities and Partners' Equity                                      152.8                     154.5
                                                              -------------------------  ------------------------
                                                              -------------------------  ------------------------

(3) Net income per unit is computed by dividing net income, after deduction of the general partner's allocation, by the number of common and subordinated units outstanding. The general partner's allocation is computed based upon the general partner's 2% interest plus an amount equal to incentive distributions.